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Exhibit 11

                               G&L Realty Corp.
                       Computation of Per Share Earnings
                         Quarterly Report on Form 10-Q
                                March 31, 2000
                     (In thousands, except per share data)

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
                                                                     For the Three Month
                                                                   Periods Ended March 31,
                                                                  ------------------------
                                                                    2000             1999
                                                                  -------          -------
Net (loss) income                                                 $  (250)         $ 1,651

Less: Preferred dividends
   10.25% Series A Cumulative Preferred                              (952)            (958)
    9.8% Series B Cumulative Preferred                               (841)            (845)
                                                                  --------         --------
Net (loss) income available to common stockholders                $(2,043)         $  (152)
                                                                  ========         ========
Options outstanding                                                   251              214
                                                                  ========         ========
Weighted average exercise price                                   $ 11.31          $ 14.49
                                                                  ========         ========
Proceeds upon exercise of options                                 $ 2,833          $ 3,094
                                                                  ========         ========
Treasury stock shares                                                 249              197
                                                                  ========         ========
Common share equivalents                                                2               18
Average shares outstanding                                          2,512            3,976
                                                                  --------         --------
Total common and common share equivalents outstanding               2,514            3,994
                                                                  ========         ========
Per share earnings data:
-----------------------
Basic                                                             $ (0.81)         $ (0.04)
                                                                  ========         ========
Fully diluted                                                     $ (0.81)         $ (0.04)
                                                                  ========         ========
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